Exhibit 99.1

Capital Senior Living Corporation

For Immediate Release	Contact: Ralph A. Beattie
972/770-5600

CAPITAL SENIOR LIVING CORPORATION

REPORTS THIRD QUARTER 2012 RESULTS;

CFFO INCREASES OVER 51% VERSUS PRIOR YEAR

DALLAS – (BUSINESS WIRE) – November 7, 2012 – Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the third quarter of 2012. Company highlights for the third quarter include:

Highlights

•	Adjusted Cash From Facility Operations (“CFFO”) increased 51.6% to $8.9 million, or $0.33 per share in the third quarter of 2012, an increase of $0.11 per share from the third quarter of 2011.

•

Adjusted EBITDAR increased 15.0% to $27.4 million in the third quarter of 2012, an increase of $3.6 million from the third quarter of 2011. EBITDAR margin improved to 35.1% from 34.9% in the third quarter of the prior year.

•	Revenue increased 14.4% to $78.0 million in the third quarter of 2012, an increase of $9.8 million from the third quarter of 2011.

•	Average monthly rent for the consolidated communities increased 2.1% to $2,984 per occupied unit in the third quarter of 2012, an increase of $60 per occupied unit from the third quarter of 2011.

•	Same-community occupancies increased 180 basis points from the third quarter of 2011 and 80 basis points from the second quarter of 2012.

•

Subsequent to the end of the third quarter, the Company completed the acquisition of eight additional senior living communities for a combined purchase price of approximately $72.9 million, increasing the Company’s owned portfolio from 38 to 46 communities.

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“We are very pleased to report continued occupancy growth and strong operating and financial results for the third quarter,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “Successful execution of our strategic plan is significantly enhancing shareholder value through a focus on operations, marketing and accretive growth. Same-community occupancies increased 180 basis points from the comparable quarter of the prior year and 80 basis points sequentially. EBITDAR margin increased by 20 basis points from the third quarter of 2011. We continue to enhance our geographic concentration by acquiring high quality senior living communities that generate meaningful increases in CFFO, earnings and owned real estate. So far this year, we have acquired 15 communities for a combined purchase price of $148.5 million, and we are conducting due diligence on additional communities that we expect to close by year-end. As the value leader in providing quality seniors housing and care at reasonable prices, we are well positioned to make further gains as a substantially all private-pay business in an industry that benefits from need-driven demand and limited new supply.”

Recent Investment Activity

On October 24, 2012, the Company announced it had completed the acquisition of eight senior living communities for a purchase price of approximately $72.9 million. These communities are in Texas, Indiana and Ohio, enhancing the Company’s existing operations in these states.

Highlights of this transaction include:

•	Additional Cash from Facility Operations (“CFFO”) of $3.6 million, or $0.13 per share.

•	Incremental earnings of $2.0 million, or $0.08 per share.

•	Increases annual revenue by approximately $20.4 million.

•	Average occupancy above 95%.

•	Average monthly rents are approximately $3,200.

The eight communities are financed with an aggregate of approximately $50.2 million of non-recourse mortgage debt at a blended average interest rate of approximately 4.50%.

•

The Company is conducting due diligence on additional transactions consisting of high-quality senior living communities in regions with extensive existing operations. Subject to completion of due diligence and customary closing conditions, the Company expects to acquire additional communities in the fourth quarter of 2012.

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Financial Results

For the third quarter of 2012, the Company reported revenue of $78.0 million, compared to revenue of $68.2 million in the third quarter of 2011. Resident and healthcare revenue increased from the third quarter of the prior year by approximately $9.6 million, or 14.4%, largely as a result of acquiring 10 communities since the third quarter of 2011. The number of consolidated communities increased from 78 in the third quarter of 2011 to 88 in the third quarter of 2012.

Average monthly rent for the consolidated communities was $2,984 per occupied unit in the third quarter of 2012, an increase of $60, or 2.1%, over the third quarter of 2011. Financial occupancy of the consolidated portfolio averaged 86.1% in the third quarter of 2012, 140 basis points higher than the third quarter of 2011, and 30 basis points higher than the second quarter of 2012.

As a percentage of resident and healthcare revenue, operating expenses were 61.1% in the third quarter of 2012, compared to 61.2% in the third quarter of 2011, an improvement of 10 basis points. Margins in the third quarter of the year typically reflect higher utility costs due to the summer heat. Operating expenses for the third quarter of 2012 were $46.8 million, an increase of $5.8 million from the third quarter of 2011, primarily due to 10 additional communities now being consolidated.

General and administrative expenses as a percentage of revenues under management were 3.8% for the quarter, excluding transaction costs associated with the Company’s acquisition program. Transaction costs for the quarter were approximately $0.2 million.

Adjusted EBITDAR for the third quarter of 2012 was approximately $27.4 million, an increase of $3.6 million, or 15.0% from the third quarter of 2011. Adjusted EBITDAR margin was 35.1% for the period, an improvement of 20 basis points from the third quarter of 2011.

Adjusted net income for the third quarter of 2012 was $1.8 million, or $0.07 per share, excluding non-recurring or non-economic items reconciled on the final page of this release. This compares to adjusted net income of $1.7 million, or $0.06 per share in the third quarter of 2011.

Adjusted CFFO was $8.9 million or $0.33 per share in the third quarter of 2012. Adjusted CFFO exceeded the third quarter of 2011 by $3.0 million, or $0.11 per share.

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For the first nine months of 2012, the company reported revenue of $227.3 million, compared to revenue of $192.4 million for the first nine months of 2011. Resident and healthcare revenue increased $36.4 million from the first nine months of the prior year.

Adjusted EBITDAR for the first nine months of 2012 was $80.8 million, compared to $66.9 million for the first nine months of 2011. The Company earned adjusted net income of $5.8 million or $0.21 per share in the first nine months of 2012, compared to adjusted net income of $4.8 million or $0.18 per share in the first nine months of 2011. Adjusted CFFO was $23.9 million or $0.87 per share in the first nine months of 2012, compared to $17.0 million or $0.63 per share in the first nine months of 2011.

Operating Activities

At communities under management, same-community revenue in the third quarter of 2012 increased 3.8% versus the third quarter of 2011, excluding one community that had a recent conversion. Same-community expenses increased 2.5% and net operating income increased 5.8% from the third quarter of the prior year.

Same-community occupancies were 180 basis points higher than the third quarter of 2011 and 80 basis points higher than the second quarter of 2012. Same-community occupancy during the last year reflects occupancy gains in independent living exceeding those in higher levels of care, resulting in average rents 1.7% higher than the third quarter of 2011 and 0.8% higher than last quarter.

Capital expenditures for the third quarter of 2012 were approximately $3.4 million, representing $2.1 million of investment spending and $1.3 million of recurring capital expenditures. If annualized, spending for recurring capital expenditures equaled approximately $500 per unit.

Balance Sheet

The Company ended the third quarter of 2012 with $57.5 million of cash and cash equivalents, including restricted cash. As of September 30, 2012, the Company financed its 38 owned communities with mortgages totaling $287.6 million at fixed interest rates averaging 5.5%, with no mortgage maturities before the third quarter of 2015. Net debt to third quarter annualized EBITDA was 4.5x and EBITDA to interest coverage was 2.8x in the third quarter.

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Q3 2012 Conference Call Information

The Company will host a conference call with senior management to discuss the Company’s third quarter 2012 financial results. The call will be held on Thursday, November 8, 2012 at 11:00 a.m. Eastern Time. The Company’s earnings release announcing third quarter 2012 financial results is scheduled to be released to news services the evening of Wednesday, November 7, 2012. The call-in number is 913-312-1500, confirmation code 2458695. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer. For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting November 8, 2012 at 2:00 p.m. Eastern Time, until November 17, 2012 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 2458695. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com.

About the Company

Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place. The Company currently operates 99 senior living communities in geographically concentrated regions with an aggregate capacity of approximately 13,300 residents.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, adjusted EBITDAR margin, Adjusted CFFO, Adjusted CFFO per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.

Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 for more information.

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,298	$22,283
Restricted cash	9,196	9,102
Accounts receivable, net	3,709	4,526
Accounts receivable from affiliates	846	708
Federal and state income taxes receivable	—	5,438
Deferred taxes	1,643	1,479
Property tax and insurance deposits	9,322	11,395
Prepaid expenses and other	3,809	6,068

Total current assets	76,823	60,999
Property and equipment, net	435,832	365,459
Deferred taxes	12,044	5,782
Investments in unconsolidated joint ventures	1,050	1,070
Other assets, net	35,636	29,016

Total assets	$561,385	$462,326

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,931	$2,297
Accounts payable to affiliates	243	314
Accrued expenses	22,410	19,086
Current portion of notes payable	8,173	8,196
Current portion of deferred income	6,946	8,740
Current portion of capital lease and financing obligations	827	50
Federal and state income taxes payable	3,166	—
Customer deposits	1,479	1,530

Total current liabilities	45,175	40,213
Deferred income	20,548	26,175
Capital lease and financing obligations, net of current portion	42,354	31
Other long-term liabilities	1,726	1,826
Notes payable, net of current portion	281,721	224,940
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares – 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares – 65,000; issued and outstanding shares – 28,189 and 27,699 in 2012 and 2011, respectively	285	280
Additional paid-in capital	137,494	135,301
Retained earnings	33,016	34,494
Treasury stock, at cost – 350 shares	(934)	(934)

Total shareholders’ equity	169,861	169,141

Total liabilities and shareholders’ equity	$561,385	$462,326

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Resident and health care revenue	$76,577	$66,928	$223,161	$186,773
Affiliated management services revenue	176	141	492	738
Community reimbursement revenue	1,259	1,122	3,605	4,839

Total revenues	78,012	68,191	227,258	192,350
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	46,791	40,975	134,186	112,714
General and administrative expenses	3,288	3,270	10,923	9,557
Facility lease expense	13,819	13,723	41,179	38,767
Stock-based compensation expense	602	430	1,843	1,020
Depreciation and amortization	9,214	4,775	24,970	11,916
Community reimbursement expense	1,259	1,122	3,605	4,839

Total expenses	74,973	64,295	216,706	178,813

Income from operations	3,039	3,896	10,552	13,537
Other income (expense):
Interest income	369	18	436	82
Interest expense	(4,847)	(2,978)	(12,699)	(8,429)
(Loss) Gain on disposition of assets, net	(14)	187	(19)	181
Equity in losses of unconsolidated joint ventures, net	(26)	(223)	(241)	(619)

(Loss) Income before benefit (provision) for income taxes	(1,479)	900	(1,971)	4,752
Benefit (Provision) for income taxes	542	(390)	493	(2,073)

Net (loss) income	$(937)	$510	$(1,478)	$2,679

Per share data:
Basic net (loss) income per share	$(0.03)	$0.02	$(0.05)	$0.10

Diluted net (loss) income per share	$(0.03)	$0.02	$(0.05)	$0.10

Weighted average shares outstanding — basic	27,383	27,026	27,331	26,971

Weighted average shares outstanding — diluted	27,383	27,072	27,331	27,050

Comprehensive (loss) income	$(937)	$510	$(1,478)	$2,679

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2012	2011
Operating Activities
Net (loss) income	$(1,478)	$2,679
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	24,970	11,917
Amortization of deferred financing charges	518	252
Amortization of deferred lease costs and lease intangibles	452	1,615
Deferred income	(2,505)	(1,632)
Deferred income taxes	(6,426)	(4,708)
Loss (Gain) on disposition of assets, net	19	(181)
Equity in losses of unconsolidated joint ventures	241	619
Provision for bad debts	550	123
Stock based compensation expense	1,843	1,020
Changes in operating assets and liabilities:
Accounts receivable	266	(986)
Accounts receivable from affiliates	(138)	360
Property tax and insurance deposits	2,073	1,256
Prepaid expenses and other	2,259	866
Other assets	3,117	(4,485)
Accounts payable	(437)	71
Accrued expenses	3,324	2,470
Federal and state income taxes receivable/payable	8,604	556
Customer deposits	(51)	359

Net cash provided by operating activities	37,201	12,171
Investing Activities
Capital expenditures	(9,096)	(7,137)
Cash paid for acquisitions	(75,595)	(53,450)
Proceeds from Spring Meadows Transaction	—	15,844
Proceeds from disposition of assets	19	—
Contributions to unconsolidated joint ventures	(241)	(471)
Distributions from unconsolidated joint ventures	21	1,442

Net cash used in investing activities	(84,892)	(43,772)
Financing Activities
Proceeds from notes payable	81,888	38,464
Repayments of notes payable	(6,837)	(5,123)
Increase in restricted cash	(94)	(2,759)
Cash payments for capital lease and financing obligations	(230)	(109)
Cash proceeds from the issuance of common stock	127	985
Excess tax benefits on stock option exercised	228	122
Deferred financing charges paid	(1,376)	(513)

Net cash provided by financing activities	73,706	31,067

Increase (Decrease) in cash and cash equivalents	26,015	(534)
Cash and cash equivalents at beginning of period	22,283	31,248

Cash and cash equivalents at end of period	$48,298	$30,714

Supplemental Disclosures
Cash paid during the period for:
Interest	$11,826	$8,136

Income taxes	$777	$6,255

Non-cash operating, investing, and financing activities during the period:
Intangible assets acquired through capital lease and financing obligations	$11,794	$—

Property and equipment acquired through capital lease and financing obligations	$13,243	$—

Notes payable assumed through capital lease and financing obligations	$18,293	$—

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Capital Senior Living Corporation

Supplemental Information

	Communities		Resident Capacity		Units
	Q3 12	Q3 11	Q3 12	Q3 11	Q3 12	Q3 11
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	38	29	5,629	4,524	4,625	3,854
Leased	50	49	6,298	6,318	5,039	5,050
Joint Venture communities (equity method)	3	3	674	674	433	433

Total	91	81	12,601	11,516	10,097	9,337

Independent living			7,035	6,743	5,844	5,615
Assisted living			4,851	4,058	3,635	3,104
Continuing Care Retirement Communities			715	715	618	618

Total			12,601	11,516	10,097	9,337

II. Percentage of Operating Portfolio
Consolidated communities
Owned	41.8%	35.8%	44.7%	39.3%	45.8%	41.3%
Leased	54.9%	60.5%	50.0%	54.9%	49.9%	54.1%
Joint venture communities (equity method)	3.3%	3.7%	5.3%	5.8%	4.3%	4.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			55.8%	58.6%	57.9%	60.1%
Assisted living			38.5%	35.2%	36.0%	33.3%
Continuing Care Retirement Communities			5.7%	6.2%	6.1%	6.6%

Total			100.0%	100.0%	100.0%	100.0%

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Capital Senior Living Corporation

Supplemental Information

Selected Operating Results	Q3 12	Q3 11
I. Owned communities
Number of communities	38	29
Resident capacity	5,629	4,524
Unit capacity	4,625	3,854
Financial occupancy (1)	86.1%	86.7%
Revenue (in millions)	32.8	23.9
Operating expenses (in millions) (2)	19.8	13.3
Operating margin	40%	44%
Average monthly rent	2,695	2,427
II. Leased communities
Number of communities	50	49
Resident capacity	6,298	6,318
Unit capacity	5,039	5,050
Financial occupancy (1)	86.1%	83.2%
Revenue (in millions)	43.6	43.0
Operating expenses (in millions) (2)	22.0	23.2
Operating margin	50%	46%
Average monthly rent	3,245	3,298
III. Consolidated communities
Number of communities	88	78
Resident capacity	11,927	10,842
Unit capacity	9,664	8,904
Financial occupancy (1)	86.1%	84.7%
Revenue (in millions)	76.5	66.8
Operating expenses (in millions) (2)	41.8	36.5
Operating margin	45%	45%
Average monthly rent	2,984	2,924
IV. Communities under management
Number of communities	91	81
Resident capacity	12,601	11,516
Unit capacity	10,097	9,337
Financial occupancy (1)	85.7%	83.7%
Revenue (in millions)	80.0	69.6
Operating expenses (in millions) (2)	43.8	38.3
Operating margin	45%	45%
Average monthly rent	3,001	2,939
V. Same Store communities under management (Excludes 1 community with a conversion)
Number of communities	76	76
Resident capacity	10,818	10,818
Unit capacity	8,798	8,798
Financial occupancy (1)	85.6%	83.8%
Revenue (in millions)	68.7	66.2
Operating expenses (in millions) (2)	37.3	36.3
Operating margin	46%	45%
Average monthly rent	2,988	2,938
VI. General and Administrative expenses as a percent of Total Revenues under Management
Third Quarter (3)	3.8%	4.2%
First nine months (3)	4.2%	4.4%
VII. Consolidated Debt Information (in thousands, except for interest rates) (Excludes insurance premium and auto financing)
Total fixed rate mortgage debt	287,623	208,409
Weighted average interest rate	5.5%	5.9%

(1) -	Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.
(2) -	Excludes management fees, insurance and property taxes.
(3) -	Excludes transaction costs incurred by the Company.

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CAPITAL SENIOR LIVING CORPORATION

NON-GAAP RECONCILIATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Adjusted EBITDAR
Net income from operations	$3,039	$3,896	$10,552	$13,537
Depreciation and amortization expense	9,214	4,775	24,970	11,916
Stock-based compensation expense	602	430	1,843	1,020
Facility lease expense	13,819	13,723	41,179	38,767
Provision for bad debts	209	123	551	217
Casualty losses	272	368	535	599
Transaction costs	221	500	1,164	844

Adjusted EBITDAR	$27,376	$23,815	$80,794	$66,900

Adjusted EBITDAR Margin
Adjusted EBITDAR	$27,376	$23,815	$80,794	$66,900
Total revenues	78,012	68,191	227,258	192,350

Adjusted EBITDAR margin	35.1%	34.9%	35.6%	34.8%

Adjusted net income and net income per share
Net income	$(937)	$510	$(1,478)	$2,679
Casualty losses, net of tax	171	232	337	377
Transaction costs, net of tax	139	315	733	532
Resident lease amortization, net of tax	2,449	738	6,228	1,368
Loss(Gain) on disposition of assets, net of tax	9	(118)	12	(114)

Adjusted net income	$1,831	$1,677	$5,832	$4,842

Adjusted net income per share	$0.07	$0.06	$0.21	$0.18

Diluted shares outstanding	27,383	27,072	27,331	27,050

Adjusted CFFO and Adjusted CFFO per share
Net cash provided by operating activities	$17,858	$454	$37,201	$12,171
Changes in operating assets and liabilities	(8,368)	5,577	(19,017)	(467)
Recurring capital expenditures	(843)	(766)	(2,479)	(2,172)
Casualty losses, net of tax	171	232	337	377
Transaction costs	221	500	1,164	844
Tax impact of Spring Meadows Transaction	(106)	(106)	(318)	6,248
Tax impact of lease modification	—	—	6,983	—

Adjusted CFFO	$8,933	$5,891	$23,871	$17,001

Adjusted CFFO per share	$0.33	$0.22	$0.87	$0.63

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